2008 INVESTMENT MANAGEMENT AGREEMENT

Macatawa Bank, Agent for
Smith & Associates Financial Fund, LLC, as Principal
Account # 104000997

        Effective this 1st day of October, 2008, the undersigned, as principal, (“Principal”) appoints Macatawa Bank, a Michigan banking corporation, at 10753 Macatawa Drive, Holland, Michigan 49424, as investment agent (“Agent”), to act in accordance with the provisions of this Investment Management Agreement (“Agreement”).

        1.        Account. Agent may, as directed by Principal, open an account in the name of Principal (the “Agent Account”) and hold such cash, securities or other assets as delivered to Agent by Principal, and accepted by Agent for investment. Securities held in the Agent Account may be held in Agent’s name, electronic book entry form, or in the name of Agent’s nominee. Agent may also deposit any of Principal’s foreign securities in the custody of any foreign or domestic subagent Agent chooses, and Principal understands that its fees will be charged to Principal. Agent will not be liable for any act or omission or for the solvency of any such subagent.

        2.        Appointment of Investment Manager. Principal hereby appoints and engages Agent, and Agent hereby accepts the appointment and engagement, as an investment adviser and investment manager with respect to the cash, securities or other assets (collectively, the “Property”) held in the Agent Account and any other accounts of Principal maintained in the custody of a third party listed on the attached Exhibit A (“Noncustodial Accounts” and together with the Agent Account, the “Accounts”). Principal shall, upon request, execute and deliver to Agent letters of authority, in the form of the attached Exhibit B, evidencing Agent’s powers and authority with respect to the Noncustodial Accounts. Principal consents to the disclosure of this Agreement to any party with whom Agent may transact business on behalf of Principal.

        3.        Investment of the Property. Agent shall invest, reinvest, sell, exchange or otherwise dispose of the Property in its discretion and without prior notice to Principal, or instruction from Principal, subject only to such written limitations as Principal shall impose. Principal and Agent may agree in writing as to the specific type of investments and investment objectives to be pursued by the Agent with respect to the Property. If such investment guidelines are prepared, Agent agrees to manage the Property in accordance with the then current investment guidelines. If Principal instructs Agent to make specific investing or to follow specific investment guidelines other than the recommendations by Agent, then Agent shall be relieved from responsibility for prudence, suitability and diversification of investments made pursuant to such investment instructions. Agent shall also receive income and principal related to the Property and shall reinvest such income and principal. Unless directed in writing to the contrary, Agent may sell any fractional shares resulting from stock dividends or otherwise. Agent shall use the same standard of care in the custody of the Property held in the Accounts as in the case of other assets held by Agent in a fiduciary capacity.

        4.        Transaction Procedures.

              (a)        Agent shall have the discretion as to the selection of security brokers, real estate brokers, security dealers, insurance agents, financial institutions, security issuers and the like, for the execution of transactions on behalf of Principal. In the event that Principal directs Agent to use a particular broker or dealer, Agent may not have the ability to negotiate commissions and may not be able to obtain volume discounts or best execution. In addition, under those circumstances, a disparity may exist between the commissions charged to clients who direct Agent to use a particular broker or dealer and other clients who do not direct Agent to use a particular broker or dealer.

              (b)        Securities transactions for Principal may be aggregated with securities transactions for other clients of Agent in order to obtain a better execution. Agent may cause Principal and other clients to pay a brokerage commission which is higher than commissions generally available in recognition of the value of services provided to Agent by a particular broker or dealer. Services obtained in connection with other securities transactions for Principal may also benefit other clients of Agent.

        5.        Withdrawal and Distribution of Property. Principal reserves the absolute right to withdraw at will such portions of the Property or any income accrued thereon as they may from time to time elect and to add to the Property such additional assets as may be acceptable to Agent. No withdrawal or distribution shall be allowed, however, until all incurred expenses and fees of Agent are fully paid.

        6.        Cash Management. Unless otherwise directed by Principal, Agent may invest available cash in short-term investments and accounts, including accounts that are offered by Principal. If an Account is for a trust described in sections 401(a) and 501(a) of the Internal Revenue Code, Agent may also invest such cash in Agent’s discretion and where applicable through the medium of any common, collective, or commingled trust fund maintained by Agent and its affiliate. During the time that any portion of an Account participates in any such fund, its declaration of trust shall constitute a part of this Agreement.

        7.        Proxies. Agent may vote proxies or forward to its investment agent for voting any securities held in the Accounts, unless Agent has otherwise received specific instructions from Principal. Agent shall have no responsibility to execute any proxy, nor will it vote any stock, issued by a bank, registered bank holding company, or savings and loan association.

        8.        ERISA Accounts. If Principal is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”):

              (a)        Agent acknowledges that it is a “fiduciary” of Principal, as that term is defined in Section 3(21)(A) of ERISA. The fiduciary responsibilities of Agent and any officer, shareholder, employee, or agent of Agent will be limited to his, her, or its duties in managing the Accounts, and Agent will not be responsible for any other duties with respect to Principal, including evaluation of the initial or continued propriety of Principal’s retention of Agent under Section 404(a)(1) of ERISA; and

              (b)        Principal will notify Agent, in writing, of (i) any termination, substantial contraction, merger or consolidation of Principal; (ii) any amendment to the organizing documents of Principal or any related instrument that materially affects the activities of Agent contemplated hereunder or the authority of any named fiduciary or Agent to authorize Principal investments or retention of investment advisors; and (iii) any alteration in the identity of any named fiduciary, including itself, who has the authority to approve Principal investments.

        9.        Principal Representations. Principal represents and warrants to Agent that:

              (a)        The terms and conditions of this Agreement are authorized by, and do not violate, the provisions of the instruments governing Principal, if any, or any other agreement or obligation by which Principal is bound, whether arising by contract, operation of law or otherwise; and

              (b)        This Agreement has been duly authorized and is binding upon Principal in accordance with its terms and conditions. Principal shall deliver to Agent such evidence of this authorization as Agent may reasonably request from time to time.

        10.        Duties of Agent. Agent shall perform the following duties on behalf of Principal:

              (a)        Execute all necessary documents and take all required actions to perform its investment functions under this Agreement, including surrendering certificates, executing powers and documents, and delivering securities.

              (b)        With respect to the Agent Account, furnish to Principal an inventory of the assets held on behalf of the Principal held in the Agent Account and a statement of cash receipts and disbursements at least annually. The accounting shall be binding upon the Principal unless an objection is sent to the Agent within sixty (60) days after receipt. With respect to Noncustodial Accounts, Agent shall direct the relevant third-party custodian to furnish such inventory of assets and a statement of cash receipts and disbursements to Principal.

        11.        Fees and Expenses. For its services under this Agreement, Agent shall be paid a fee in accordance with the Fee Schedule attached hereto as Exhibit C with respect to the Property held in each Account. The Fee Schedule may be changed by Agent upon thirty (30) days prior written notice to Principal. Principal is also responsible for all expenses incurred by Agent in performing the services hereunder, including, without limitation, payment of all brokerage fees and other fees incurred in the administration of the Accounts. Agent is authorized to pay expenses from any Account and to reimburse itself for any expense reasonably incurred in the administration of the Accounts. Agent is authorized to redeem or sell the Property held in the Accounts to provide funds for the payment of its fees or payment or reimbursement of expenses.

        12.        Valuation. In computing the market value of the Property in the Accounts, each security listed on any national securities exchange shall be valued at the last quoted sale price on the Valuation Date on the principal exchange on which such security is traded. Any other Property held in the Accounts shall be valued on the Valuation Date by Agent to best reflect its fair market value in the opinion of Agent, which may be the original or adjusted cost of such Property, as determined by Agent, in its sole discretion, if no other method may be readily employed. Agent shall not be obligated to obtain an appraisal of any Property. Any appraisal of Property shall be conducted at Principal’s sole expense.

        13.        Liabilities.

              (a)        Principal agrees to reimburse Agent for and hold Agent harmless from all liability, loss and expense (including, without limitation, reasonable attorney fees) arising from claims against Principal in connection with this Agreement, including, without limitation, claims for taxes and other governmental charges, and claims asserted by reason of any act or failure to act, except for such act or failure to act that constitutes gross negligence or willful misconduct by Principal. Principal may also retain legal counsel whenever in their judgment it is necessary or advisable to do so in connection with the discharge of their duties, and the fees and expenses of such counsel will be paid from the Accounts. Agent agrees that Principal will have a continuing lien on and security interest in any and all Property held in the Accounts as security for any loans or borrowings from Principal made by Agent or for Principal’s account or for any cash advances Agent makes for any purpose as a consequence of any instructions received under this agreement.

              (b)        The duties, responsibilities and obligations of this Agreement are limited to those expressly provided in this Agreement or imposed by law. Agent shall not be liable for the accuracy of any information furnished by Principal or any other person not a party to this Agreement. Agent and its directors, officers, employees and agents shall not be liable for any act or omission by Principal, its agents, or any person not a party to this Agreement, or any act or omission of Agent at the direction of Principal or its agents, including, without limitation, the use or withdrawal of funds from the Accounts for any purpose. Agent shall not be liable for any loss or diminution of the Property, except to the extent that such loss of diminution results from an act or omission of Agent which is judicially determined to be a breach of its duties under this Agreement or under applicable law or regulation. Principal understands that there can be no assurance of the success or profitability of particular investments or investment strategies. Principal acknowledges that Agent has not made any express or implied representation, warranty, promise or guaranty of the rate of return that may be earned with respect to the Property.

              (c)        It is understood and agreed between the parties that Agent is not qualified to render any legal or accounting services or to prepare any accounting or legal documents for the implementation of Principal’s investment plan. Principal acknowledges that its, his or her personal attorney and/or personal accountant shall be solely responsible for rendering or preparing all legal advice, legal opinions, legal determinations, legal documents, tax returns, accounting statements, and documents. Principal is solely responsible for the cost of such legal or accounting services.

        14.        Instructions from Principal. No directions, instructions or notices to be given by Principal to Agent shall be effective until received by Agent in writing; provided however, Agent may, in its sole discretion, act upon telephonic instructions or communications received other than in writing believed by Agent to be genuine. Agent shall be entitled to presume the validity and due authority of any approval, instructions, notice, authorization or communication by or on behalf of Principal.

        14a.        Instructions: Partnership and Fiduciary Accounts. If the Accounts are partnership accounts or fiduciary accounts and there is more than one fiduciary, instructions must be conveyed by all of the partners or fiduciaries unless Principal checks one of the following:

_____ Any one partner or fiduciary

_____ A majority of the partners or fiduciaries

        15.        Termination. This Agreement may be terminated by either party by giving thirty (30) days prior written notice to the other party. If the effective date of the termination of this Agreement is other than at the end of a billing period, Agent shall be entitled to receive the fee provided for in Section 11 of this Agreement prorated for the portion of the period elapsed prior to termination. The provisions of Sections 9, 11, 12, 15, 17, 18, 19 and 20 of this Agreement shall survive the termination or other expiration of this Agreement.

        16.        Exclusivity. Nothing in this Agreement shall prevent Agent from rendering services to any person other than Principal. Principal understands that Agent and it directors, officers, employees and agents may from time to time recommend, hold, buy, sell or trade securities or other investments for their own respective accounts or the accounts of others. These investments may be the same or different from those investments recommended, held, bought, sold or traded by or on behalf of Principal.

        17.        Non Public Information. In the event that Agent or its directors, officers, employees or agents should obtain so called “inside information” with respect to an issuer of securities, Agent shall have no obligation to use such information for the benefit of Principal which would violate any federal or state securities laws or regulations. Principal agrees to keep, and to cause its agents to keep, any of Agent’s recommendations and advice confidential. Principal shall use its best efforts to prevent its agents from personally trading securities based upon information furnished to Principal by Agent.

        18.        Enforceability of Agreement. This Agreement, including any attached schedules, as it may be amended in writing by the parties, constitutes the entire Agreement between Principal and Agent. This Agreement shall be governed according to the laws of Michigan. The parties agree that any action or proceeding arising out of this Agreement or the services of Agent pursuant to this Agreement shall be commenced, if at all, in the circuit court for the County of Ottawa and State of Michigan or in the federal district court for the Western District of Michigan. The parties agree and consent to such courts exercising personal jurisdiction over each of them with respect to any such action or proceeding.

        19.        Taxpayer Identification: Corporations and Tax-Exempt Trusts and Organizations. If the Accounts are corporate accounts or accounts maintained by an organization or trust exempt from tax under Section 501(a) of the Internal Revenue Code, Principal represents that its Taxpayer Identification Number is ____________________________________.

        20.        Taxpayer Identification: Other Accounts. If the Accounts are account maintained by an individual, partnership, trust, or other organization not described in the preceding paragraph, Principal certifies, under the penalties of perjury, that its Taxpayer Identification Number is 33-3226268 and that it is not subject to backup withholding either because it has not been notified by the Internal Revenue Service that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Principal that it is no longer subject to backup withholding. If the Accounts are individual accounts, Principal represents that it is a citizen of The United States.

        21.        Confirmation Notice. With respect to the Agent Account, Principal has the option of receiving a copy of a confirmation statement for securities transactions within five (5) business days from the transaction date or if a broker/dealer is utilized, within five (5) business days from the receipt by Agent of the broker/dealer confirmation at no additional cost to Principal or the Agent Accounts. Principal has acknowledged this option, and has decided not to exercise it. Principal may receive confirmation statements from transactions related to Property held in Noncustodial Accounts from a third-party custodian.

Address all correspondence to Principal to:

Smith & Associates Financial Fund, LLC
106 East 8th Street
Holland, Michigan 49423
Attn: Benj. A. Smith, III
Phone #: 616-396-0119

        22.        Other Services. During the term of this Agreement, Agent agrees to provide to Principal such accounting and client administrative services as Principal may reasonably request, including, without limitation: (a) providing to the members of Principal (i) monthly account reconciliations, and (ii) quarterly valuation and performance information, and financial statements; (b) assisting with the preparation of the annual audit of Principal; and (c) assisting Principal with (i) quarterly mailings and letters, (ii) deposits from members of Principal and distributions to members of Principal, (iii) assisting with the investment of new members of Principal and marketing efforts related thereto, (iv) billing members of Principal, (v) maintaining a list of the current members of Principal, and (vi) facilitating the annual meeting of Principal; provided, however, that Agent shall not be required to provide or pay for any legal services related to any of the foregoing services in this Section 22.

        23.        Agreement Supersedes and Replaces Other Agreements. This Agreement supersedes and replaces all other agreements between the parties relating to the subject matter of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first listed above.

PRINCIPAL SMITH & ASSOCIATES FINANCIAL FUND, LLC By: /s/ Benj. A. Smith, III —————————————— Benj. A. Smith, III Its: Managing Member

AGENT: MACATAWA BANK By: /s/ Jon W. Swets —————————————— Jon W. Swets Its: Chief Financial Officer

EXHIBIT A

Noncustodial Accounts

None.

A-1

EXHIBIT B

Letter of Authority

(Date)

Re:	Authority of Macatawa Bank With Respect to ________________________________ Account No. ___________________________________

Gentlemen:

        This shall confirm the appointment of Macatawa Bank, a Michigan banking corporation (“Agent”), as investment adviser and investment manager for the above-noted account (the “Account”). Agent has discretionary authority as agent and attorney-in-fact on behalf of the Account to execute and deliver any order for the purchase, sale, exchange or conversion, or other transaction for securities or other investments with any registered representative of any brokerage firm or other financial institution authorized to purchase or sell securities on the New York Stock Exchange, American Stock Exchange, Midwest Stock Exchange or any other stock exchange or market, including the over-the-counter market, and to act in private transactions, as the Agent deems to be in the best interests of the Account.

Very truly yours,

B-1

EXHIBIT C

Fee Schedule

In consideration for its services under this Agreement, Agent shall be compensated based on the aggregate fair market value of the Accounts as determined in accordance with Section 12 of this Agreement. The following fees are payable with respect to each Account:

0.25% per annum on the Account balances to be calculated and billed quarterly.

The aggregate fair market value of assets in all of the Accounts may be combined when fees are calculated. Agent may modify the above fee schedule 30 days following written notice to Principal. If Principal invests in mutual funds, Principal may be liable for multiple advisory fees i.e., fees and expenses of the mutual fund as disclosed in the fund’s prospectus, in addition to the advisory fees of the Agent for managing the assets invested in mutual funds pursuant to this Exhibit C. Principal shall be responsible for all expenses related to the Accounts, including, without limitation, commissions and fees of brokers, dealers, agents or issuers, pursuant to Section 9 of this Agreement. All such expenses are not the responsibility of the Agent and are not included in fees provided above.

Fees shall be computed and billed quarterly, based upon the calendar year (the end of each quarter in such calendar year, a “Valuation Date”), in advance. The fee due will be paid seven (7) days after receipt of the Agent’s invoice, unless an objection has been received from the Principal. Compensation for advice with respect to matters not directly involving the management of the Accounts is not included in the fees provided above and shall be billed separately at a rate of Three Hundred Dollars ($300) per hour payable within ten (10) days of receipt of Agent’s invoice.

C-1